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                                                                   EXHIBIT 23.14

                      CONSENT OF CHEMICAL SECURITIES INC.

     We hereby consent to the inclusion in the Registration Statement of Form S-4, relating to the proposed merger of IDB Communications Group, Inc. and 123 Corp., a wholly owned subsidiary of LDDS Communications, Inc., of our opinion letter dated September 19, 1994 to the Board of Directors of IDB Communications Group, Inc. as Annex D to the Joint Proxy Statement/Prospectus included in the Registration Statement and to the references to our firm under the headings "Summary Information -- Opinions of IDB's Financial Advisors" and "Plan of Merger -- Opinions of Financial Advisors -- IDB -- Chemical Securities Inc." in such Joint Proxy Statement/ Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder.

                                            CHEMICAL SECURITIES, INC.

                                            By: /s/  Chemical Securities, Inc.

November 15, 1994